Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement (No. 333-288329) on Form S-4/A No. 5 of Coeptis Therapeutics Holdings, Inc. of our report dated March 27, 2025, relating to our audit of the consolidated financial statements of Coeptis Therapeutics Holding, Inc for the year ended December 31, 2024.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Astra Audit & Advisory LLC

Tampa, Florida

December 22, 2025